                                                                   EXHIBIT 10.14

         This Agreement (the "Agreement") is entered into and is effective as of the 13th day of January, 2004, by and between Warren K. Trowbridge ("Executive"), PolyMedica Corporation, a Massachusetts Corporation (the "Company"), and the Board of Directors of the Company (the "Board of Directors").

         BACKGROUND

         The Company and Executive have agreed that it is in their mutual interest that Executive resigns his employment with the Company. Executive believes that the most attractive opportunities for his personal professional development exist outside the Company and has decided to resign his employment.

         RECITALS

         WHEREAS Executive and the Company previously entered into an Executive Employment Agreement dated as of September 1, 2000, as amended from time to time and most recently on November 3, 2003, and an Executive Retention Agreement dated September 1, 2000, as amended on November 3, 2003 (collectively, all of the foregoing agreements shall be referred to as the "Previous Agreements"); and

         WHEREAS Executive and the Company have determined that it is in their mutual interest that Executive resigns his employment and any and all positions he holds in the Company, Liberty Medical Supply, Inc. ("LMS") and Liberty Healthcare Group, Inc. ("LHG") (as well as any other unnamed affiliate or subsidiary thereof); and

         WHEREAS Executive and the Company desire for this Agreement to supersede the Previous Agreements as of the effective date of Executive's resignation; and

         WHEREAS Executive and the Company acknowledge that this Agreement is desirable and would not otherwise be entered into unless this Agreement supersedes the Previous Agreements as of the effective date of Executive's resignation; and

         WHEREAS Executive and the Company desire for this Agreement to resolve amicably and on mutually satisfactory terms any and all issues relating to the Executive's resignation from employment with the Company;

         NOW THEREFORE, in consideration of the mutual promises and forbearances set forth in this Agreement, and other good and valuable consideration that Executive and the Company hereby acknowledge, Executive and the Company agree as follows:

         TERMS AND CONDITIONS

         1. BACKGROUND AND RECITALS. The foregoing Background and Recitals are incorporated into and made a part of the Terms and Conditions of the Agreement.

         2. RESIGNATION OF EMPLOYMENT. Executive hereby resigns as an employee and as Senior Vice President of PolyMedica Corporation; President of LHG; President of LMS; President of PolyMedica Pharmaceuticals (Puerto Rico), Inc.; Vice President of Liberty Medical Supply, LLC; Vice President of Liberty Home Pharmacy, LLC; Director and Vice President of Liberty Lane Development Company, Inc.; and Director, President and Secretary of Liberty Lane Condominium Association, Inc.; as well as any other unnamed positions Executive may hold in any affiliate and/or subsidiary of the Company as may be the case, as of the date of this Agreement ("Date of Separation").

         3.       SEVERANCE BENEFITS.

                  3.1      SEVERANCE PAY.

                           (a) The Company shall pay Executive salary
continuation at his current base salary for eighteen (18) months (the "Severance Period"), less appropriate withholdings for Executive's portion of federal income, Medicare and social security taxes ("Severance"). The Severance shall be paid in accordance with the Company's normal payroll procedures, but in no event shall payment start earlier than the first regular payroll after the end of the Revocation Period for the release of claims executed by Executive as set forth in Section 10.1 herein; provided that Executive has not exercised his right to revoke the Release during the Revocation Period. Assuming Executive has not revoked the Release and is otherwise in compliance with the terms of this Agreement, Executive will be paid for the period commencing on the Date of Separation through the Revocation Period and continuously thereafter to the conclusion of the Severance Period.

                           (b) The Company shall, on the first payroll following
the Date of Separation, pay to Executive any accrued unpaid salary (less applicable tax withholdings).

                           (c) The Company shall, on the first payroll following
the Date of Separation, pay to Executive any amount due to him (less applicable tax withholdings) for accrued but unused vacation.

                  3.2 HEALTH INSURANCE. During the Severance Period or until Executive becomes employed, whichever occurs first, the Company shall offer Executive continued health and dental insurance as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), or other law, and shall reimburse Executive for the full cost of that coverage. If Executive elects not to maintain health insurance pursuant to COBRA or other law, the Company is under no obligation to reimburse Executive for his otherwise elected coverage.

                  3.3 LIFE INSURANCE. During the Severance Period or until Executive becomes employed, whichever occurs first, the Company shall continue in full force and effect, at its expense, life insurance on the life of the Executive with an Executive-directed beneficiary in the amount of $487,500.

                  3.4 NOTICE OF SUBSEQUENT EMPLOYMENT. Executive shall be obligated to provide the Company prompt notice of his subsequent employment and, at that time, the Company's obligations under Sections 3.2 and 3.3, if any, shall cease.

                  3.5      401(K) PLANS.

                           (a) Executive is a participant in the Company's
non-qualified 401(k) shadow plan/social security equalization plan/pension plan/deferred salary and bonus plan (the "SERP") and has a fully vested account balance in the SERP. Executive's participation in the SERP shall cease as of the Date of Separation. As soon as practicable, and in no event later than thirty
(30) days after the Date of Separation, the Company shall cause: (1) the full amount in Executive's SERP account (less applicable tax withholdings) to be paid to him in a lump sum; and (2) to be delivered to Executive a schedule of all activity (e.g. contributions and investments) in his account as of the Date of Separation.

                           (b) After the Date of Separation, Executive shall be
entitled to roll-over any and all existing 401(k) retirement account(s), including discretionary amounts contributed by the Company, pursuant to the applicable benefit plan provisions.

         4.       INDEMNIFICATION AND NO ADVERSE ACTION.

                  4.1 The Company acknowledges Executive's rights as an Indemnitee under the Articles of Organization (the "Articles") of the Company. Without limitation of the foregoing, the Company acknowledges that it has received proper notice, in accordance with Section 3 of Article 6F of the Articles, of Executive's claim that he has a right to be indemnified with respect to the following matters:

                  -        In re: PolyMedica Corp. Sec. Litig., Civ. A. No.
                           00-12426 REK, United States District Court, District of Massachusetts

                  - The investigations currently being conducted by the United States Attorney's for the Southern District of Florida and the Southern District of Illinois

         The Company further acknowledges that, pursuant to such Section 3, the Company has authorized Executive to employ Allan Sullivan, Esq. as his counsel with respect to the civil and criminal matters set forth above. This acknowledgement shall not limit in any way the right of the Executive to employ his own counsel with respect to other indemnified claims, as provided in such
Section 3.

                  4.2 The Company acknowledges that, pursuant to Section 4 of Article 6F and subject to the last sentence of this Section 4.2, it is obligated, subject to the terms and conditions of such Section 4, to pay the reasonable expenses of the Executive incurred in connection with the matters listed in Section 4.1 herein. The Company hereby agrees that the Executive may instruct his attorneys to forward their invoices for fees and expenses that are considered expenses under such Section 4 directly to the Company and the Company shall pay such fees and expenses within 30 days.

                  Executive, in order to comply with the provisions of such
Section 4 of Article 6F and with Massachusetts law, hereby undertakes to repay all amounts so advanced in the event that it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company in accordance with the Articles.

                  4.3 The Company currently maintains Directors and Officers liability insurance, the policies for which have been made available to the Executive and his authorized representatives. The Company shall use commercially reasonable efforts to keep such policies in effect as to the Executive after the date hereof. The Company will notify Executive, either directly or indirectly or through counsel, of any material changes in such policies, including changes to the carrier, coverage amounts, deductibles or exclusions.

                  4.4 This Agreement does not otherwise reduce, modify, limit or impair any rights, procedural or otherwise, contained or reflected in
Article 6F of the Articles of Incorporation.

                  5.       NON-DISPARAGEMENT.

                  5.1 The Company, directly or through its counsel or other agents, the Senior Executives and Directors agree not to make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution, investor, current or former employee, consultant, prospective employer, client or customer of the Company regarding the Executive.

                  5.2 The Executive understands and agrees that he shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution, investor, current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, attorneys, agents or representatives or about the Company's business affairs or financial condition or about any matter referred to in Sections 4.1 or 6.1 herein. The Executive further agrees not to make any statement of any kind concerning the Company or any of its directors, officers, employees, attorneys, agents or representatives or about the Company's business affairs or financial condition or about any matter referred to in Sections 4.1 or 6.1 herein to any media outlet, industry group, financial institution, investor, current or former employee, consultant, client or customer of the Company other than what has been mutually agreed upon with the Company.

                  5.3 The Company agrees not to make any statement of any kind concerning the Executive about any matter referred to in Sections 4.1 or
6.1 herein to any media outlet, industry group, financial institution, investor, prospective employer, current or former employee, consultant, client or customer of the Company other than what has been mutually agreed upon with Executive.

                  5.4 The parties recognize that the Company and Executive may provide truthful information to a Governmental Entity (as defined below) on a voluntary basis. Nothing in this Agreement shall be construed to limit or impede such voluntary cooperation or anyone acting on behalf of the Company or Executive from providing any information, including but not limited to documents, witnesses, and/or information obtained from any witness, on a voluntary basis. Notwithstanding the foregoing, the parties recognize and understand that the Company has the right to assert the attorney-client privilege and/or work product protection as to communications with its counsel and/or work performed by and/or at the direction of said counsel and only the Company may waive such privilege or work product protection. To the extent the Company is in receipt of materials or communications produced or made pursuant to prior joint mutual interests or defense agreements, the privileged nature of those materials and communications will be preserved pursuant to the terms specified in those agreements. Nor shall anything in this section 5.4 be construed to limit or impede anyone acting on behalf of the Company or Executive from responding to any legal process. For purposes of this Agreement the term "Governmental Entity" shall mean any state or federal court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality, any entity charged by a Governmental Entity with the administration of a government program, or any stock market or stock exchange on which shares of the Company's stock are traded.

                  5.5 The parties agree that Sections 5.1, 5.2, 5.3 and 5.4 may be specifically enforced by Executive or the Company, as applicable, it being agreed that money damages are not an adequate remedy for breach of Sections 5.1, 5.2, 5.3 or 5.4.

         6.       COOPERATION.

                  6.1 The Executive agrees to cooperate fully with the Company in the defense or prosecution of any claims or actions or investigations which already have been brought, including, but not limited to, In Re:
PolyMedica Corp. Sec. Litig., Civil Action No. 00-12426 REK pending in the United States District Court for the District of Massachusetts, any inquiries by the United States Securities & Exchange Commission, any grand jury investigation or other investigation currently being conducted by the United States Attorney's Office for the Southern District of Florida, or the Southern District of Illinois, or any investigations, claims or actions which may be brought in the future against, or on behalf of or involving the Company before any Governmental Entity. The Executive's full cooperation in connection with such investigations claims or actions shall include, but not be limited to, his being available to meet with the Company's counsel to prepare its claims or defenses, to prepare for trial or discovery or an administrative hearing and to act as a witness when requested by the Company at reasonable times designated by the Company. The Executive agrees that he will notify the Company promptly and in writing in the event that he is served with a subpoena or other such request for information or documents from a third party concerning the Company.

                  6.2 The Company agrees that the Company and its lawyers will cooperate with Executive by providing him and his lawyers with reasonable access to copies of all business records of the Company, to which the Executive would have been entitled to access in the ordinary course of business during the period in which Executive was employed by the Company, that are necessary to the Executive's defense of the proceedings described in Section 4.1 above; or any investigations, claims or actions which may be brought in the future against, or on behalf of or involving the Executive before any Governmental Entity; or any other indemnified activity for so long as such indemnification continues. The Company further agrees it will make its employees available so as to permit counsel for Executive to prepare his claims or defenses, to prepare for trial and to serve as witnesses, as necessary and reasonable.

         7. NON-DISCLOSURE AND NON-COMPETITION. The Executive acknowledges and reaffirms his obligations with respect to intellectual property and non-competition, as stated more fully in the Confidentiality and Proprietary Information Agreement dated January 21, 1999 (the "Confidentiality Agreement") and the Agreement Not To Compete dated January 21, 1999 (the "Non-Compete Agreement"), as each may have been amended or superceded from time to time, each of which remains in full force and effect as it relates to the Company's core business of providing diabetic and respiratory supplies to consumers through the mail; provided however, that the Company agrees that if Executive wishes to engage in activities or render services prohibited by the Non-Compete Agreement in its core business of providing diabetic and respiratory supplies to consumers through the mail, Executive may request a release from the Agreement Not to Compete in a letter to Samuel Shanaman, so long as he remains in a senior position with the Company, or in the alternative, in a letter to the Chief Executive Officer of the Company describing generally the services Executive wishes to render and identifying the entity for whom Executive seeks to provide such services. The decision whether or not to release Executive from his obligations under the Agreement Not to Compete as provided above shall be in the Company's discretion, which decision will be reviewable in the discretion of a single arbitrator at the Executive's request pursuant to the commercial arbitration rules of the American Arbitration Association in Massachusetts.

         8. RETURN OF COMPANY PROPERTY. On the Date of Separation, the Executive agrees to return all Company property in good working order which has been provided to Executive including, but not limited to, keys, the leased 2003 BMW 745 sedan currently being used by Executive, company credit cards, files and records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, cellular phones, pagers, etc.), Company identification and any other Company-owned property which is in his possession or control and to advise the Company of any password protected identification that he has placed on or used in connection with any document or file on the Company's computer system and any necessary actions required to facilitate the Company's access to all documents on the computer system. Further, Executive agrees to leave intact all electronic Company documents, including those he developed or helped develop during his employment, and to cancel all accounts for his benefit, if any, in the Company's name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts and to delete all Company files or records on any personal computer on which he stored such information.

         9. CONFIDENTIALITY. To the extent permitted by law, the Executive understands and agrees that the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential by the Executive, his attorneys, agents and representatives, and none of the above shall be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the authorized agent of each party.

         10.      RELEASES.

                  10.1 The Executive agrees to execute and deliver to the Company the General Release of Claims ("Release) attached hereto as Exhibit A. The Executive acknowledges that he has been advised by the Company to consult with an attorney of his own choosing prior to signing the Release and that he has twenty-one days (21) in which to consider the Release. The Executive further acknowledges that he has been advised that he may revoke the Release for a period of seven (7) days from the date of execution of the Release (the "Revocation Period") and the Release shall not be effective or enforceable until the expiration of the seven (7) day Revocation Period. In the event the Executive exercises his right to revoke the Release during the Revocation Period, this Agreement and the Company's obligations hereunder shall be null and void.

                  10.2 The Company agrees to execute and deliver to the Executive the General Release of Claims ("Release") attached hereto as Exhibit B; provided, however, that the Company's Release shall be null and void in the event the Executive revokes his Release during the Revocation Period.

                  10.3 Nothing contained in the releases set forth in Sections 10.1 and 10.2 above shall be deemed to defeat the right, if any, of any issuer or underwriter of directors' and officers' liability insurance for PolyMedica and its directors and officers to recover monies on a theory of subrogation, indemnification or contribution.

         11. VOLUNTARY ASSENT. The Executive affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Executive further states and represents that he has carefully read this Agreement, including its attachments, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

         12. NATURE OF AGREEMENT. The parties understand and agree that this Agreement does not constitute an admission of liability or wrongdoing on the part of the Company or the Executive.

         13. ATTORNEYS' FEES. The Company agrees that any reasonable attorneys' fees and expenses incurred by Executive in connection with a dispute regarding this Agreement shall be reimbursed to the extent and only in proportion to the claim(s) on which the Executive prevails in the dispute.

         14. STOCK CERTIFICATES. The Company shall reissue, as soon as practicable but in no event later than twenty (20) business days after the Date of Separation, in Executive's or his designee's name and without legends, all legended stock certificates representing shares of the Company's common stock beneficially owned by Executive. In connection with such reissuance(s), the Company shall obtain at its expense any legal opinion it deems necessary or advisable.

         15. EMPLOYEE EXIT INTERVIEW CERTIFICATION. Executive agrees to complete and execute Liberty's Employee Exit Interview Certification and deliver it to the Company on the Date of Separation.

         16.      MISCELLANEOUS.

                  16.1 ENTIRE AGREEMENT. This Agreement contains the entire understanding of Executive and the Company in respect to its subject matter and supersedes all prior oral or written agreements or understandings between Executive and the Company with respect to such subject matter; provided however, that the Non-Compete Agreement and the Confidentiality Agreement shall remain in effect as set forth in Section 7 above.

                  16.2 AMENDMENT; WAIVER. This Agreement may not be amended, supplemented, cancelled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

                  16.3 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind any successor of the Company by reorganization, merger, acquisition or consolidation, or any assignee of all or substantially all of the Company's business and properties. The Company will require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation, asset or stock acquisition or otherwise) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to all or substantially all of its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. The Company agrees to require any such successor to acknowledge its obligation pursuant to this Agreement in a binding written agreement approved by Executive prior to such transaction.

                  16.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  16.5 APPLICABLE LAW. This Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Executive hereby irrevocably submits and acknowledges and recognizes the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.

                  16.6 FURTHER ASSURANCES. The Company and Executive agree to execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered or performed, at any time, or from time to time, as the case may be, all such further documents, acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions or intent of this Agreement.

                  16.7 SEVERABILITY. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.

         EXECUTION

         The parties hereby execute this Agreement as a sealed instrument whereupon it becomes binding in accordance with its terms.

                                           POLYMEDICA CORPORATION

                                           /s/ Stephen C. Farrell
                                           ----------------------
                                           Stephen C. Farrell
                                           Senior Vice President and
                                             Chief Financial Officer

                                           January 13, 2004
                                           ----------------
                                           Date

                                           For purposes of Section 5.1:

AGREED TO AND ACCEPTED:                    BOARD OF DIRECTORS

/s/ Warren K. Trowbridge                   /s/ Samuel L. Shanaman
------------------------                   ----------------------
Warren K. Trowbridge                       Samuel L. Shanaman
                                           On behalf of the Board of Directors

January 13, 2004                           January 13, 2004
----------------                           ----------------
Date                                       Date

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

                                                                       Exhibit A

                            GENERAL RELEASE OF CLAIMS

In consideration of the mutual promises and forbearances set forth in the Agreement entered into between me and PolyMedica Corporation (the "Company") dated January 13, 2004 and other good and valuable consideration, I, Warren K. Trowbridge, hereby fully, forever, irrevocably and unconditionally release, remise and discharge PolyMedica, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies and each of their agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Released Parties arising out of your employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.
Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C.
Section 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C.,
Section 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., 1973, 29 U.S.C. Section 701 et seq., the Rehabilitation Act of 1973, 29 U.S.C. Section 701 et seq., and the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, Section 1 et seq., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12 Sections 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, Section 102 and M.G.L. c.214,
Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, Section 1 et seq., and the Massachusetts Privacy Act, M.G.L. c. 214, Section 1B, all as amended; the Florida Civil Human Rights Act, Fla. Stat. Section 7601.01 et seq. and the Florida Whistleblower Act, each as may have been amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this General Release of Claims prevents me from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that I acknowledge that I may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding) and, provided further, that the foregoing General Release of Claims shall not apply to those rights created by or otherwise reflected in the Agreement executed by me and the Company on January 13, 2004.

I acknowledge that I have been given at least twenty-one (21) days to consider this General Release of Claims, and that the Company advised me to consult with an attorney of my own choosing prior to signing this General Release of Claims. I understand that I may revoke this General Release of Claims for a period of seven (7) days from today and that this General Release of claims shall not be effective or enforceable until the expiration of the seven (7) day Revocation Period.

January 13, 2004                                     /s/ Warren K. Trowbridge
------------------                                   ------------------------
Date                                                 Warren K. Trowbridge

                                                                       Exhibit B

                            GENERAL RELEASE OF CLAIMS

         In consideration of the mutual promises and forbearances set forth in the Agreement entered into between PolyMedica Corporation (the "Company") and Warren K. Trowbridge ("Executive") dated January 13, 2004 and other good and valuable consideration, PolyMedica hereby fully, forever, irrevocably and unconditionally releases, remises and discharges "Executive from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature, whether known or unknown, which it ever had or now has against the Executive, his agents and attorneys, arising out of his employment with or separation from the Company including, but not limited to, all statutory or common law claims, breaches of duty, actions in tort, defamation and breach of contract, any claim concerning any of the Previous Agreements or any amendments thereof entered into between the Executive and the Company, and any claim or damage arising out of the Executive's employment with or separation from the Company, provided the foregoing release shall not apply to those rights created by or otherwise reflected in the Agreement entered into between the Company and the Executive on January 13, 2004, or the Non-Compete Agreement or the Confidentiality Agreement each executed by the Executive on January 21, 1999 (as each may have been amended or superceded from time to time).

         Nothing contained in this release shall be deemed to defeat the right, if any, of any issuer or underwriter of Directors' and Officers' liability insurance for PolyMedica Corporation and its directors and officers to recover monies on a theory of subrogation, indemnification or contribution.

January 13, 2004                      /s/ Stephen C. Farrell
----------------                      ----------------------
Date                                  Stephen C. Farrell
                                      Senior Vice President and Chief Financial
                                        Officer




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